EXHIBIT 3.2

                            FPB Bancorp, Inc. Bylaws




















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                                     BYLAWS                          Exhibit 3.2
                                       OF

                                FPB BANCORP, INC.


                                    ARTICLE I
                                     OFFICES

     The home office of FPB Bancorp,  Inc.  ("Corporation")  shall be located at
1301 Southeast Port St. Lucie Boulevard, Port St. Lucie, Florida 34952. The Corporation may establish other facilities, offices or branches at such place or places as the Board of Directors may determine from time to time. ARTICLE II STOCKHOLDERS Section 1 - ANNUAL MEETING. The Annual Meeting of the shareholders shall be held in the fourth month following the end of each fiscal year on such date as the Board of Directors shall determine, for the purpose of electing directors and for the transaction of such other business as may lawfully come before the meeting. Section 2 - SPECIAL MEETINGS. Special Meetings of shareholders of the Corporation may be called by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption), the Chairman of the Board or the President of the Corporation, or by shareholders holding at least 10% of the outstanding shares of the Corporation. Business transacted at any Special Meeting of shareholders shall be limited to the purposes stated in the notice thereof.

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     Section 3 - PLACE OF MEETING.  All  meetings of the  shareholders  shall be held at the home office of the Corporation or such other place within the State of Florida as shall be designated from time to time by the Board of Directors and stated in the notice of such meeting.

     Section 4 - NOTICE OF MEETING. Written notice, signed by the President or Chairman of the Board, stating the place, day and hour of the meeting and in the case of a Special Meeting the purpose or purposes for which the meeting is called, shall be mailed not less than 10 nor more than 60 days before the date of the meeting to each shareholder of record entitled to vote at such meeting. Such notice shall be mailed to each shareholder at his address as it appears on the records of the Corporation. Any shareholder may waive notice of a meeting either before, at or after the meeting.

     Section 5 - VOTING LISTS. The officer or agent having charge of the stock transfer books for shares of the Corporation shall, at least five days before each meeting of shareholders, make a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof. The list shall be arranged in alphabetical order, with the address and the number of shares held by each shareholder. The list of shareholders shall be produced at any shareholders' meeting at the request of any shareholder.

     Section 6 - QUORUM. Except as otherwise provided in these Bylaws, or the Corporation's Articles of Incorporation, a majority of the outstanding shares of the Corporation entitled to vote shall constitute a quorum at a meeting of shareholders. The shareholders present at a duly convened meeting may continue to transact business until adjournment thereof, notwithstanding the subsequent withdrawal of shareholders sufficient to leave less than a quorum.

     Section 7 - VOTING OF SHARES. Each shareholder entitled to vote shall be entitled to one vote in person or by proxy for each share of voting stock recorded in his name on the books of the Corporation. Such right to vote shall



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be subject to the right of the Board of Directors to close the transfer books or to fix a record date for voting shareholders, as hereinafter provided.

     Section 8 - PROXIES. At any meeting of shareholders, a shareholder may be represented by a proxy appointed by an instrument executed in writing by the shareholder, or by his duly authorized attorney-in-fact; but no proxy shall be valid after one year from its date, unless the instrument appointing the proxy provides for a longer period. Such instrument shall be filed with the Corporation before or at the time of the meeting. In the event that any such instrument shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or if only one be present, that one shall have all of the powers conferred by the instrument upon all persons so designated, unless the instrument shall otherwise provide.

     Section 9 - RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 30 days and, in case of a meeting of shareholders, not fewer than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply equally to any adjournment.

     Section 10 - INSPECTOR OF ELECTION. The Board of Directors may appoint any person(s) other than nominees for office, as inspector(s) of election to act at a meeting of shareholders or any adjournment thereof. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting except as hereinafter provided. If inspectors of election are not so


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appointed,  the Chairman of the Board or the President may, or at the request of
10% of the votes represented at the meeting shall, make such appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspector(s) are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by the Board of Directors in advance of the meeting, or at the meeting by the Chairman of the Board or the President.

     Unless otherwise prescribed by law or regulation, the duties of such inspector(s) shall include: (i) determining the number of shares entitled to vote, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; (ii) receiving votes, ballots, or consents; (iii) hearing and determining all challenges and questions arising in connection with the right to vote; (iv) counting and tabulating all votes, ballots or consents; (v) determining and certifying the results of balloting; and (vi) such other acts as may be proper or necessary in order to conduct the election or vote, with fairness to all shareholders.

     Section 11 - NOMINATING COMMITTEE. The Board of Directors will serve as the nominating committee for the selection of candidates to be Board members. The nominating committee shall deliver written nominations to the Corporate Secretary at least 30 days prior to the date of the Annual Meeting. No nominations for director, except those made by the nominating committee, shall be voted upon at the Annual Meeting, unless other nominations are made by shareholders in writing and delivered to the Corporate Secretary of the Corporation at least 30 days prior to the date of the Annual Meeting. Ballots bearing the names of all persons nominated shall be provided for use at the Annual Meeting. If the nominating committee shall fail or refuse to act at least 30 days prior to the Annual Meeting, nominations for directors may be made at the Annual Meeting by the Board of Directors or any shareholder entitled to vote.

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     Section 12 - NEW  BUSINESS.  Any new  business to be taken up at the Annual
Meeting shall be stated in writing and filed with the Corporation at least 30 days before the date of the Annual Meeting, and all business so stated, proposed, and filed shall be considered at the Annual Meeting; but no other proposal shall be acted upon at the Annual Meeting. Any shareholder may make any other proposal at the Annual Meeting and the same may be discussed and considered, but unless stated in writing and filed with the Corporation at least 30 business days before the meeting, such proposal shall not be acted upon except at an adjourned, special, or future Annual Meeting of the shareholders, taking place at least 30 days or more thereafter.

                                   ARTICLE III
                               BOARD OF DIRECTORS

     Section 1 - GENERAL POWERS. The business and affairs of the Corporation shall be conducted under the direction of its Board of Directors. The Board of Directors shall elect annually from among its members a Chairman of the Board. The Chairman shall preside at meetings of the Board of Directors and meetings of shareholders.

     Section 2 - NUMBER OF DIRECTORS. The Board of Directors of the Corporation shall be comprised of not less than five (5) directors and shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the full Board as set forth in the Corporation's Bylaws. The Board of Directors is authorized to increase the number of directors by no more than two and to immediately appoint persons to fill the new director positions until the next Annual Meeting of Shareholders, at which meeting the new director positions shall be filled by persons elected by the shareholders of the voting power of all the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.


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     Commencing immediately,  the Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Each Class shall consist, as nearly as may be possible, of one-third (33 1/3%) of the full Board of Directors. Should the number of directors not be equally divisible by three, the excess director or directors shall be assigned to Classes I and II as follows:
(i) if there is an excess of one directorship over a number equally divisible by three, such extra directorship shall be classified as Class I; and (ii) if there is an excess of two directorships over a number equally divisible by three, one shall be classified in Class I and the other in Class II. The term of the Class I directors shall terminate on the date of the 2003 Annual Meeting of Shareholders, the term of the Class II directors shall terminate on the date of the 2004 Annual Meeting of Shareholders and the term of the Class III directors shall terminate on the date of the 2002 Annual Meeting of Shareholders. At each Annual Meeting of Shareholders beginning in 2002, successors to the class of directors whose term expires at that Annual Meeting shall be elected for a three
(3) year term. If the number of directors has changed, any increase or decrease shall be apportioned among the Classes so as to maintain the number of directors in each Class as nearly equal as possible, and any additional directors of any Class elected to fill a vacancy resulting from an increase in such Class shall hold office for a term that shall coincide with the remaining term of that Class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

     Section 3 - QUALIFICATIONS. Not less than a majority of the directors must, during their whole term of service, be citizens of the United States, and at least three-fifths of the directors must have resided in this state for at least one year preceding their election and must be residents therein during their continuance in office. Unless otherwise approved by the Board, no person shall be eligible for election or shall serve as a director or officer of the Corporation who has been adjudicated a bankrupt or convicted of a criminal offense involving dishonesty or a breach of trust. A director shall automatically cease to be a director when he is adjudicated a bankrupt or is convicted of a criminal offense involving dishonesty or a breach of trust, but



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no  action  of the  Board of  Directors  shall  be  invalidated  because  of the participation of any such director in such action.

     Section 4 - REMOVAL OF DIRECTORS.      Directors may be removed:

         (a) for any reason at a meeting of shareholders, noticed and called expressly for that purpose, by a vote of the holders of at least a majority of the shares then entitled to vote at an election of directors; or

         (b) for cause, by a vote of not less than a majority of the disinterested directors entitled to vote, at a meeting noticed and called expressly for that purpose. The term "cause" is defined to mean the commission of an act of willful misconduct, self-dealing, malfeasance, gross negligence, personal dishonesty, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or conduct which negatively reflects upon the Corporation as determined by the Board of Directors in its sole discretion. A "disinterested director" is defined to be a director who is not the subject of the removal action.

     Section 5 - DIRECTOR'S OATH. Each director, upon assuming office, shall take an oath that he or she will diligently and honestly administer the affairs of the Corporation.

     Section 6 - ANNUAL MEETING. The Board of Directors shall hold its Annual Meeting immediately following the Annual Meeting of shareholders, for the purpose of the election of officers and the transaction of such other business as may come before the meeting; and, if a majority of the directors be present at such place and time, no other notice of such meeting shall be required to be given to the directors. The place and time of such meeting may also be changed and fixed by written consent of all of the directors.


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     Section 7 - REGULAR  MEETINGS.  Regular  Meetings of the Board of Directors
shall be held, without notice at the home office of the Corporation or such other places within the State of Florida, and at such times, as shall be determined, from time to time, by the Board of Directors.

     Section 8 - SPECIAL MEETINGS. Special Meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President, or any three directors. The person or persons authorized to call Special Meetings of the Board of Directors may reasonably fix the time and place for holding any Special Meetings of the Board of Directors called by them.

     Section 9 - NOTICE. Notice of any Special Meeting shall be given at least three days prior thereto by telephone or by written notice delivered personally or by telefax, telegram, mailgram or confirmed e-mail to each director at his home or business address. If notice be given by telegram, mailgram or confirmed e-mail, such notice shall be deemed to be delivered when the telegram, mailgram or confirmed e-mail is delivered to the telegraph company or transmitted, as the case may be. Any director may give a waiver of notice of any such meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     Section 10 - QUORUM. A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business of any meeting of the Board of Directors, but a smaller number may adjourn a meeting, from time to time, without further notice until a quorum is secured.

     Section 11 - MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is required by law or these Bylaws.

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     Section 12 - VACANCIES  ON BOARD.  In the event of any vacancy on the Board of Directors, including any vacancy created by a failure to qualify or by any increase in the number of directors authorized, the Board of Directors may, but shall not be required to, fill such vacancy by the affirmative vote of a majority of the remaining directors.

     Section 13 - PRESENCE AT MEETINGS. Members of the Board of Directors or members of any committee established in accordance with Article V herein, shall be deemed present in person at a meeting of such Board or committee if a conference telephone or similar communication equipment call in which all persons participating in the meeting can hear each other is used.

     Section 14 - ACTION WITHOUT A MEETING. Any action of the Board of Directors or of any committee thereof, which is required or permitted to be taken at a meeting, may be taken without a meeting if consent in writing, setting forth the action to be taken, and signed by all members of the Board of Directors or of the committee, as the case may be, is filed in the minutes of the proceedings of the Board of Directors or such committee.

     Section 15 - RESIGNATION. Any director may resign at any time by sending or delivering a written notice of such resignation to the Corporation, addressed to the Chairman of the Board or the President. Unless otherwise specified, such resignation shall take effect upon receipt by the Chairman of the Board or the President. Three consecutive absences, or a total of four absences in any one fiscal year, from Regular Meetings of the Board of Directors, unless excused by resolution of the Board, shall automatically constitute a resignation to be effective when such resignation is accepted by the Board of Directors.


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                                   ARTICLE IV
                                    OFFICERS

     Section 1 - POSITIONS. The officers of the Corporation shall be a President, one or more Vice Presidents, and a Chief Financial Officer, each of whom shall be elected by the Board of Directors. The Board of Directors may also elect or authorize the appointment of such other officers as the business of the Corporation may require. No person may hold more than two offices simultaneously.

     Section 2 - ELECTION AND TERM OF OFFICE. Except as otherwise provided in any written employment agreement which has been approved by the Board of Directors, the officers of the Corporation shall be elected annually by the Board of Directors at its Annual Meeting. Each officer shall hold office for the term set forth in his written employment agreement, if any, or until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer, employee, or agent shall not of itself create contractual rights. The Board of Directors may authorize the Corporation to enter into an employment contract with any officer, but no such contract shall impair the right of the Board of Directors to remove any officer at any time in accordance with Section 3 of this Article.

     Section 3 - REMOVAL. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

     Section 4 - VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.


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     Section 5 - DUTIES OF OFFICERS.  The President shall be the Chief Executive
Officer of the Corporation. Subject to the foregoing, the officers of the Corporation shall have such authority and perform such duties as usually pertain to their respective offices and such additional powers and duties specifically conferred by law, by the Articles of Incorporation, by these Bylaws, or as may be assigned to them from time to time by the Board of Directors.

     Section 6 - DELEGATION OF DUTIES. In the absence of or the disability of any officer of the Corporation, or for any other reason deemed sufficient by the Board of Directors, the Board may delegate the officer's powers or duties to any other officer or to any other director.

     Section 7 - REMUNERATION. The remuneration of the executive officers shall be fixed from time to time by the Board of Directors.

     Section 8 - GENERAL POWERS. The officers are authorized to do and perform such acts as are necessary in the carrying on of the business of the Corporation, subject always to any limitations imposed by the Board of Directors.

                                    ARTICLE V
                                   COMMITTEES

     Section 1 - CREATION OF COMMITTEES. The Board of Directors may by resolution designate an Executive Committee and one or more other committees, including, but not limited to, an Audit Committee, each to consist of three or more of the directors of the Corporation. Members of such committees shall serve until the next Annual Meeting of the Board of Directors or until a successor is appointed. Members may be removed from any such committee by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby.

     Section 2 - EXECUTIVE COMMITTEE. The Executive Committee, if such a committee shall be created, shall consult with and advise the officers of the Corporation in the management of its business, and shall have and may exercise


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to the extent provided in the resolution of the Board of Directors creating such
Executive Committee such powers of the Board of Directors as can be lawfully delegated by the Board.

     Section 3 - OTHER COMMITTEES. Other committees created by the Board of Directors shall have such functions and may exercise such powers of the Board of Directors as can be lawfully delegated and to the extent provided in the resolution or resolutions creating such committee or committees.

     Section 4 - MEETINGS OF COMMITTEES. Regular Meetings of any committee may be held without notice of such time and at such place as shall from time to time be determined by the majority of the members of such committee. Special Meetings of any such committee may be called by the Chairman of the Board, the President, the Chairman of such committee, or a majority of the members of such committee upon two days notice to each of the other members of such committee, or on such shorter notice as may be agreed to in writing by each of the other members of such committee. Such notice shall be given either personally or in the manner provided in Section 9 of Article III of these Bylaws.

     Section 5 - VACANCIES ON COMMITTEES. Vacancies on any committee shall be filled by the Board of Directors then in office at any regular or special meeting.

     Section 6 - QUORUM OF COMMITTEES. At all meetings of any such committee, a majority of the committee's members then serving shall constitute a quorum for the transaction of business.

     Section 7 - MANNER OF ACTING OF COMMITTEES. The act of the majority of the members of any committee, present at a meeting at which there is a quorum, shall be the act of such committee.

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     Section 8 - MINUTES  OF  COMMITTEES.  Each  committee  shall  keep  regular minutes of its proceedings and report the same to the Board of Directors at the Board's next regularly scheduled meeting.

                                   ARTICLE VI
                               STOCK CERTIFICATES

     Section 1 - GENERAL. Every holder of capital stock in the Corporation shall be entitled to have a certificate, signed by the President or the Chairman of the Board and the Corporate Secretary. Such certificate shall be dated and sealed with the seal of the Corporation, exhibit the holder's name and certify the number of shares owned by him in the Corporation. The certificates shall be consecutively numbered and entered in the books of the Corporation as they are issued.

     Section 2 - TRANSFER OF SHARES. Transfer of shares of the capital stock of the Corporation shall be made upon its stock transfer books. Authority for such transfer shall be given only by the holder of record of the shares or by his lawfully constituted representative. Such transfer shall be made only upon surrender of the certificate for shares. The person in whose name the certificate for shares of capital stock stands on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Florida.

     Section 3 - STOLEN OR LOST CERTIFICATES. The Board of Directors may authorize a new certificate or certificates to be issued in place of any certificate or certificates issued by the Corporation and which are alleged to have been stolen, lost or destroyed, only upon the making of an affidavit of that fact by the person claiming the certificate of stock to be stolen, lost or destroyed.


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     When  authorizing  the issuance of a new certificate or  certificates,  the
Board of Directors may, in its  discretion  and as a condition  precedent to the
issuance  thereof,   require  the  owner  of  such  stolen,  lost  or  destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been stolen, lost, or destroyed.

                                   ARTICLE VII
                                 CORPORATE SEAL

     The seal of the Corporation shall be two concentric circles between which shall be the name of the Corporation. The year of incorporation and the name of this state shall, and an emblem may, appear in the center.

                                  ARTICLE VIII
                                   FISCAL YEAR

The Corporation's fiscal year end date shall be December 31.

                                   ARTICLE IX
                                 INDEMNIFICATION

     Section 1 - GENERAL. The Corporation shall indemnify its officers, directors, employees, but not its agents unless specifically approved in writing by the Board of Directors to the fullest extent authorized by Section 607.0850 of the Florida Business Bank Act as it now exists or may hereafter be amended (the "FBCA"), but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment.

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This  includes,  but is not limited to, any person who was or is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, reasonably incurred or suffered by such person in connection therewith. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnity in connection with an action, suit or Proceeding (or part thereof) initiated by such person only if such action, suit or Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. Such right shall be a contract right and shall include the right to be paid by the Corporation for all expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Article or otherwise.

     Section  2 -  FAILURE  TO PAY  CLAIM.  If a claim  under  Section 1 of this
Article is not paid in full by the Corporation within 90 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the FBCA for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the FBCA, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

     Section 3 - OTHER RIGHTS. The rights conferred on any individual by Sections 1 and 2 of this Article shall not be exclusive of any other right which such individual may have or hereafter acquire under any statute, provision of these Bylaws of the Corporation, agreement, vote of shareholders or disinterested directors or otherwise.

     Section 4 - INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another Corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the

Corporation would have the power to indemnify such person against such expense, liability or loss under the FBCA.

     Section 5 - PERSONAL LIABILITY. A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for any statement, vote, decision or failure to act regarding corporate management or policy except as provided in the FBCA or other applicable state or Federal law governing the Corporation. If the FBCA is amended after adoption of these Bylaws and such amendment further eliminates or limits the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the FBCA, as so amended.

     Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                    ARTICLE X
                                   AMENDMENTS

     These Bylaws may be altered, amended or repealed in a manner consistent with the laws of the State of Florida at any time by a majority of the full Board of Directors.

                                   ARTICLE XI
                                  SEVERABILITY

     Each provision of these Bylaws shall be separable from any and all other provisions of these Bylaws, and if any such provision shall be adjudged to be invalid or unenforceable, such validity or unenforceability shall not affect any other provision hereof or the powers granted by the Articles of Incorporation or Bylaws.

     These Bylaws have been adopted by the Board of Directors as the Bylaws of the Corporation on this 31st day of August 2001, and shall be effective as of said date.


By: /s/ Gary A. Berger
----------------------
    Gary A. Berger
    Chairman of the Board of Directors



By: /s/ David W. Skiles
-----------------------
   David W. Skiles
   President and Chief Executive Officer